UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 1, 2025 (November 26, 2025)

NEWELL BRANDS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9608	36-3514169
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5 Concourse Parkway NE, 8th Floor

Atlanta, Georgia 30328

(Address of principal executive offices including zip code)

(770) 418-7000

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

TITLE OF EACH CLASS	TRADING SYMBOL	NAME OF EACH EXCHANGE ON WHICH REGISTERED
Common stock, $1 par value per share	NWL	Nasdaq Stock Market LLC

Securities registered pursuant to Section 12(g) of the Act: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05. Costs Associated with Exit or Disposal Activities

On November 26, 2025, the Board of Directors of Newell Brands Inc. (the “Company”) approved a global productivity plan (the “Plan”) designed to strengthen the company’s market position, enhance efficiency and deliver greater value to consumers while advancing the Company’s turnaround strategy.

The Company plans to reduce its professional and clerical headcount by approximately 10% globally (approximately 900 employees) and to close approximately twenty Company-operated retail locations in connection with the Plan. Actions under the Plan will begin in the fourth quarter of 2025 and are expected to be substantially implemented by the end of 2026, with U.S.-based professional and clerical separations expected to be largely concluded by the end of 2025. Decisions regarding the elimination of positions as well as the timing of separations are subject to local law and consultation requirements in certain countries, as well as the Company’s business needs. Once the changes under the Plan are fully executed, the Company expects to realize annualized pre-tax cost savings in the range of approximately $110 million to $130 million.

The Company estimates that it will incur approximately $75 million to $90 million in restructuring and restructuring-related charges in connection with the Plan, substantially all of which are expected to be incurred by the end of fiscal 2026. These estimated charges consist primarily of $63million to $78 million in charges related to cash severance payments and other termination benefits, approximately $8 million in charges related to employee transition costs, and approximately $4 million of other charges, including those associated with legal and store closure costs. Of the aggregate amount of charges that the Company estimates it will incur in connection with the Plan, the Company expects that substantially all of the approximately $75 million to $90 million will be in cash expenditures.

The estimates of the charges and expenditures that the Company expects to incur in connection with the Plan, and the timing thereof, are subject to a number of assumptions, including local law requirements in various jurisdictions, and actual amounts may differ materially from estimates. In addition, the Company may incur other charges or cash expenditures not currently contemplated due to unanticipated events that may occur, including in connection with the implementation of the Plan.

Item 7.01. Regulation FD Disclosure

The Company issued a press release on December 1, 2025 regarding the Plan, a copy of which is attached hereto and furnished as Exhibit 99.1 and incorporated by reference herein. The information in this report shall be deemed furnished and not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws, including, but not limited to, statements related to the expected benefits of and timing of completion of the Plan, the pre-tax savings resulting from the Plan, the estimated number of positions eliminated pursuant to the Plan, the expected costs, charges and cash expenditures associated with the Plan, and the Company’s future performance, investments, execution, and value creation. These forward-looking statements are based on the Company’s current plans, assumptions, beliefs, and expectations. Forward-looking statements are subject to the occurrence of many events outside of the Company’s control. Actual results and the timing of events may differ materially from those expressed or implied in the forward-looking statements due to numerous factors that involve substantial known and unknown risks and uncertainties. These risks and uncertainties include, among other things, the risks and uncertainties included in the Company’s reports on Forms 10-K, 10-Q and 8-K and in other filings the Company makes with the U.S. Securities and Exchange Commission from time to time, available at www.sec.gov. Forward-looking statements should be considered in light of these risks and uncertainties. Investors and others are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements contained herein speak only as of the date hereof. The Company assumes no obligation to update any forward-looking statements, except as required by law, as a result of new information, future events or developments.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description

99.1	Press Release dated December 1, 2025

104	Cover Page Interactive Data File (formatted as inline XBLR and embedded within the document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWELL BRANDS INC.

Dated: December 1, 2025	By:	/s/ Mark Erceg
Mark Erceg
Chief Financial Officer